Exhibit 5.1

RICHARDS, LAYTON & FINGER

A PROFESSIONAL ASSOCIATION

ONE RODNEY SQUARE

920 NORTH KING STREET

WILMINGTON, DELAWARE 19801

(302) 651-7700

FAX: (302) 651-7701

WWW.RLF.COM

December 26, 2006

PowerShares DB Multi-Sector Commodity Trust

DB Multi-Sector Commodity Master Trust

c/o DB Commodity Services LLC

60 Wall Street

New York, New York 10005

Re:	PowerShares DB Multi-Sector Commodity Trust
DB Multi-Sector Commodity Master Trust

Ladies and Gentlemen:

We have acted as special Delaware counsel to PowerShares DB Multi-Sector Commodity Trust (the “Trust”) and DB Multi-Sector Commodity Master Trust (the “Master Trust”), each a Delaware statutory trust organized in series (collectively the “Trusts”), in connection with the matters set forth herein. This opinion is being delivered to you at your request.

We have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below, including the following documents:

(a)	The Certificate of Trust of the Trust, as filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on August 3, 2006;

(b)	The Certificate of Trust of the Master Trust, as filed with the Secretary of State on August 3, 2006 (together with item (a) above, the “Certificates of Trust”);

(c)	The Declaration of Trust and Trust Agreement of the Trust, dated as

PowerShares DB Multi-Sector Commodity Trust

DB Multi-Sector Commodity Master Trust

December 26, 2006

of August 3, 2006, between DB Commodity Services LLC, a Delaware limited liability company, as managing owner (the “Managing Owner”), and Wilmington Trust Company, a Delaware banking corporation, as trustee (the “Trustee”) of the Trust;

(d)	The Declaration of Trust and Trust Agreement of the Master Trust, dated as of August 3, 2006, between the Managing Owner and the Trustee (together with item (c) above, the “Initial Trust Agreements”);

(e)	The Pre-Effective Amendment No. 3 to the Registration Statement on Form S-1, to be filed by the Trusts with the Securities and Exchange Commission on or about December 26, 2006 (the “Registration Statement”), including a preliminary prospectus (the “Prospectus”) relating to (i) the common units of beneficial interests (the “Trust Units”) in the seven initial series of the Trust designated as PowerShares DB Energy Fund, PowerShares DB Oil Fund, PowerShares DB Precious Metals Fund, PowerShares DB Gold Fund, PowerShares DB Silver Fund, PowerShares DB Base Metals Fund, and PowerShares DB Agriculture Fund (the “PowerShares Funds”) and (ii) the common units of beneficial interest (the “Master Units,” and collectively with the Trust Units, the “Limited Units”) in the seven initial series of the Master Trust designated as DB Energy Master Fund, DB Oil Master Fund, DB Precious Metals Master Fund, DB Gold Master Fund, DB Silver Master Fund, DB Base Metals Master Fund, and DB Agriculture Master Fund (the “Master Funds,” and collectively with the PowerShares Funds, the “Funds”);

(f)	A form of the Amended and Restated Declaration of Trust and Trust Agreement of the Trust, filed as an exhibit to the Registration Statement;

(g)	A form of the Amended and Restated Declaration of Trust and Trust Agreement of the Master Trust, filed as an exhibit to the Registration Statement (together with item (f) above, the “Trust Agreements”);

(h)	A form of Initial Purchaser Agreement to be entered into by the Trust and the Managing Owner and each initial purchaser of Limited Units of the Trust (collectively the “Initial Purchaser Agreements”);

PowerShares DB Multi-Sector Commodity Trust

DB Multi-Sector Commodity Master Trust

December 26, 2006

(i)	A form of Participant Agreement to be entered into by the Trust, the Managing Owner and each Authorized Participant (as defined in the Prospectus) (collectively the “Participant Agreements”); and

(j)	Certificates of Good Standing for the Trusts, dated December 22, 2006, obtained from the Secretary of State.

As to various questions of fact material to our opinion, we have relied upon the representations made in the foregoing documents and upon certificates of officers of the Managing Owner. With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures. Capitalized terms used herein and not otherwise defined are used as defined in, or by reference in, the Trust Agreements.

Based upon and subject to the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinbelow, it is our opinion that:

1. Each of the Trusts has been duly formed and is validly existing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. § 3801 et seq. (the “Act”).

2. The Limited Units to be issued by the Trusts will be validly issued and, subject to the qualifications set forth herein, will be fully paid and nonassessable beneficial interests in the Trusts, as to which the Limited Owners, as beneficial owners of the Trusts, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit under the General Corporation Law of the State of Delaware, subject to the obligation of a Limited Owner to make certain payments provided for in the Trust Agreements.

3. Assuming that (i) separate and distinct records are maintained for each Fund, (ii) the assets associated with each Fund are held in such separate and distinct records (directly or indirectly including through a nominee or otherwise) and accounted for in such separate and distinct records separately from the other assets of the Trust or the Master Trust, as the case may be, or any other series thereof, (iii) the notice of the limitation on liabilities of a series provided in Section 3804(a) of the Act is continuously set forth in the Certificates of Trust and (iv) the Trust Agreements continuously provide for those matters described in (i), (ii) and (iii) of this paragraph 3, each Fund shall be entitled to the benefits of the limitation on interseries liability set forth in Section 3804(a) of the Act.

PowerShares DB Multi-Sector Commodity Trust

DB Multi-Sector Commodity Master Trust

December 26, 2006

The foregoing opinions are subject to the following assumptions, exceptions, qualifications and limitations:

A. We are admitted to practice law in the State of Delaware, and we do not hold ourselves out as being experts on the law of any other jurisdiction. The foregoing opinions are limited to the laws of the State of Delaware (excluding securities laws) currently in effect. We have not considered and express no opinion on the laws of any other state or jurisdiction, including federal laws or rules and regulations thereunder.

B. We have assumed (i) that the Initial Trust Agreements and the Certificates of Trust are in full force and effect and have not been amended and the Trust Agreements will be in full force and effect when the Limited Units are issued by the Trusts, (ii) except to the extent set forth in paragraph 1 above, the due creation, due formation or due organization, as the case may be, and valid existence in good standing of each party to the documents examined by us (other than the Trusts) under the laws of the jurisdiction governing its creation, formation or organization, (iii) the legal capacity of each natural person who is a party to the documents examined by us, (iv) that each of the parties to the documents examined by us (other than the Trusts) has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) that each of the parties to the documents examined by us (other than the Trusts) has duly authorized, executed and delivered such documents, (vi) to the extent applicable, the due submission to the Managing Owner of a Purchase Order Subscription Agreement by each Authorized Participant (as defined in the Prospectus) or the Trust, as the case may be; (vii) to the extent applicable, the due acceptance by the Managing Owner of each Purchase Order Subscription Agreement and the due issuance in accordance with the Trust Agreements of the Limited Units relating thereto to the Authorized Participants (as defined in the Prospectus) or the Trust, as the case may be; (viii) the payment by each Authorized Participant (as defined in the Prospectus) or by each Initial Purchaser (as defined in the Initial Purchaser Agreements) or the Trust, as the case may be, to the Trusts of the full consideration due from it for the Limited Units subscribed to by it; and (ix) the Limited Units will be offered and sold as described in the Registration Statements, the Trust Agreements and, as applicable, the Participant Agreements or the Initial Purchaser Agreements.

C. We have not participated in the preparation of the Registration Statement (except for providing this opinion) or the Prospectus and assume no responsibility for their contents, other than this opinion.

D. The opinions in paragraph 3 above are subject to (i) applicable bankruptcy, insolvency, moratorium, receivership, reorganization, fraudulent transfer and

PowerShares DB Multi-Sector Commodity Trust

DB Multi-Sector Commodity Master Trust

December 26, 2006

similar laws relating to and affecting the rights and remedies of creditors generally and (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law).

We hereby consent to the use of this opinion as an exhibit to the Registration Statement filed with the Securities and Exchange Commission. We also hereby consent to the use of our name under the heading “Legal Matters” in the Prospectus. In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

Very truly yours,

/s/ Richards, Layton & Finger

EAM/JWP